EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement"), entered into as of December 16, 1996, is by and between MERRIMAC INDUSTRIES, INC. (the "Company") and EUGENE
W. NIEMIEC (the "Executive").

     In consideration of the promises in this Agreement, the mutuality and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Employment. The Company hereby employs the Executive and the Executive hereby accepts employment by the Company under the terms and conditions set forth in this Agreement.

     2. Term. Subject to the provisions of Paragraph-6 herein ("Termination of Employment"), the initial term of the Executive's employment under this Agreement will commence on December 16, 1996 and will end on December 31, 1999, and will continue from year to year thereafter, unless:

     (A) either party gives notice of termination of this Agreement to the other at least ninety (90) days prior to the end of the then present term, in which case the Executive's employment will terminate at the end of the then present term; or

     (B) the Executive's employment is terminated under Paragraph 6, in which event the Agreement will terminate on the date set forth in Paragraph 6.

     3. Title and Duties. The Executive will serve as the Vice Chairman of the Company. The Executive shall be responsible for, among other things, assisting the President and Chief Executive Officer of the Company and performing such other duties and responsibilities that are consistent with his position, including duties consistent with his position that may be assigned to him from time to time by the President and Chief Executive Officer. The Executive shall report exclusively to the President and Chief Executive Officer. The Executive agrees to devote his full time, attention, skill and energy to the duties set forth herein and to the operations of the Company, to use his efforts to promote the success of the Company, and to cooperate fully with the President and Chief Executive Officer in the advancement of the best interests of the Company. The Executive will serve, without additional compensation, as a director of the
Company. Nothing in this Agreement prevents Executive from engaging in additional activities in connection with personal investments and community affairs that are not inconsistent with the Executive's duties4. Compensation and Related Matters. (a) In consideration for Executive's services to the Company during the first year of employment, Executive shall receive a base salary at the annual rate of One Hundred and Eighty Thousand Dollars (U.S. $ 180,000) ("Base Salary"). The Base Salary shall be payable in accordance with the Company's regular payroll schedule, from which the Company shall withhold and deduct all federal and state income, social security and disability taxes and other deductions as required by applicable laws. The Base Salary will be reviewed by the Board of Directors on an annual basis and may be adjusted upward but not downward to reflect the Executive's performance and the scope and success of the Company.

     (b) Sign-On Bonus. (i) In connection with the execution of this Agreement, the Company shall grant to the Executive stock options (the "Options") to purchase 50,000 shares of the common stock of the Company, such Options to be exercisable at the fair market price of the common stock at the close of trading on December 31, 1996 and to have a term of ten (10) years. The Options shall vest as follows:

     Options to purchase 20,000 shares shall vest on the first anniversary of the execution of this Agreement

     Options to purchase 15,000 shares shall vest on the second anniversary of the execution of this Agreement

     Options to purchase 15,000 shall vest on the third anniversary of the execution of this Agreement.

     (ii) Except as otherwise provided in this Agreement, the provisions of the Stock Option Plan shall govern in respect of the Executive's rights and obligations relating to the Options.

     5. Employment Benefits. During the term of this Agreement, Executive shall be eligible for the following benefits:

     (a) Employee Benefits. The Executive shall be entitled to participate in the Company's employee benefit plans, including but not limited to medical benefits, life insurance, Employee Stock Purchase Plans, Stock Option Plan, 401(k) plan and profit sharing plans, as may be in effect from time to time, under the same terms and conditions as similarly situated employees.

     (b) Vacation and Holidays. The Executive shall be entitled to four (4) weeks paid vacation per year, plus those paid holidays to which other similarly situated employees of the Company shall be entitled.

     (c) Bonuses and Stock Options. The Executive is eligible to receive bonuses and stock options, in addition to and separate from the stock options specified in paragraph 4(b), to the extent bonuses and stock options are awarded by the Company as determined within the sole discretion of the Board of Directors.

     (d) Automobile. The Executive shall be entitled to the use of an automobile at the Company's expense, up to $700 per month, for the Executive's performance of his duties under this Agreement. The car shall be provided either by the Company, either owned or leased, or through reimbursement by the Company for the costs of the car. The costs for which the Company shall be responsible are the costs of maintenance and repair, applicable insurance and gasoline costs incurred by the Executive for business purposes in connection with the Executive's use of such automobile.

     (e) Expenses. During his employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable and necessary expenses incurred by him in performing services hereunder, provided that the Executive properly accounts for such expenses in accordance with the Company's policy then in effect.

     (f) Deferral of Compensation. The Company and the Executive agree to create a deferred compensation arrangement for some portion of the Executive's compensation hereunder for retirement purposes, consistent with applicable law as in effect from time to time.

     6. Termination of Employment.

     (a) Death. The Executive's employment shall terminate immediately upon his death. In such event, the Company shall pay to the Executive's estate all salary and benefits accrued but unpaid through the date of death, and the Company shall not have any further obligations under this Agreement, except as set forth in paragraphs 6(e), 6(f), 6(g) and as except for any accrued or vested benefits or as may otherwise be required by law.

     (b) Disability. The Executive's employment under this Agreement shall terminate if the Executive is deemed to have a "Disability" (as defined herein) as determined by the Board of Directors. For purposes of this Agreement, the term "Disability" means that (i) as a result of physical or mental illness or injury as determined under applicable law and as confirmed by a medical doctor of appropriate experience, the Executive is unable to perform the essential duties of his position for a period of four consecutive months; or (ii) the Executive is absent from his position for a period of ninety (90) consecutive work days or for a period of 120 non-consecutive work days in a twelve-month period. In such event, the Company shall pay to Executive all salary and benefits accrued but unpaid through the date of termination, and the Company shall not have any further obligations under this Agreement, except as set forth in paragraphs 6(e), 6(f) and 6(g), and as except for any accrued or vested benefits or as may otherwise be required by law.

     (c) For Cause. Notwithstanding any of the foregoing provisions of this Agreement, the Company may, at any time during the term of this Agreement without prior notice, discharge the Executive for "Cause" (as hereinafter defined). In such event, the Company shall pay to Executive all salary and benefits accrued but unpaid through the date of termination, and the Company shall not have any further obligations under this Agreement, except for any accrued or vested benefits or as may otherwise be required by law. For the purposes of this Agreement, the Company shall be deemed to have Cause to terminate the Executive's employment hereunder for: (i) willful failure to perform normal and customary duties for an extended period for any reason other than death or total disability; (ii) gross negligence or willful misconduct, including but not limited to, fraud, embezzlement or intentional misrepresentation; (iii) commission of, or indictment or conviction for, a felony; (iv) willfully engaging in competitive activities against the Company or purposely aiding a competitor of the Company; (v) misappropriation of a material opportunity of the Company; and (vi) violation of any material term of this Agreement and failure to cure within ten days after receipt of notice of such violation. If the Executive is dismissed for Cause, the Company shall pay to Executive all salary and benefits accrued but unpaid through the date of Termination, and the Company shall not have any further obligations under this Agreement, except for any accrued or vested benefits or as may otherwise be required by law.

     (d) Notice of Termination. Any termination of employment by the Company shall be communicated by a written notice of termination to the Executive.

     (e) Severance Benefits. If the Executive's employment is terminated before the end of the term as a result of death or Disability, or if the Company gives notice of termination pursuant to Section 2(A), or the Executive's employment ends and the Company elects not to renew the Agreement, then (i) the Company shall pay to the Executive (or his estate), on a monthly basis, the Base Salary (less applicable withholdings) as in effect on the date of termination, from the date of termination to (x) the end of the then present term or (y) eighteen (18) months, whichever period is greater (the "Severance Period"); (ii) the Company shall continue the Executive's group medical coverage for the Executive and his spouse under the Company's group medical plan in effect from time to time, under the same terms and conditions as provided to comparable employees, during the Severance Period; (iii) the Company shall provide life insurance benefits and long-term disability insurance benefits for the Executive during the Severance Period; and (iv) all unvested stock Options held by the Executive shall immediately vest and be exercisable by the Executive of his estates' representative in accordance with their terms. During the Severance Period, the Executive agrees to provide consulting services to the Company as reasonably requested.

     (f) Consulting Agreement. At the conclusion of the Severance Period, the Company and the Executive shall enter into a Consulting Agreement, pursuant to which the Executive shall provide consulting services to the Company as reasonably requested for a period of ten (10) years. In consideration of the Executive's services under the Consulting Agreement, during the term of the Consulting Agreement the Company (i) shall pay to the Executive an annual amount equal to one-half of his Base Salary as in effect as of the date of termination of employment, (ii) provide to the Executive and his spouse continued coverage under the Company's group health plan as in effect from time to time; and (iii) maintain life insurance for the Executive in the amount of $500,000 and long-term disability insurance intended to provide the Executive with 2/3 of his compensation under the Consulting Agreement in the event that the Executive becomes disabled. In the event that the Executive dies or becomes disabled during the Severance Period or during the term of the Consulting Agreement, the Company's obligations to the Executive cease and the Executive (or his estate) shall be eligible to receive the benefits provided under the applicable insurance policy as provided therein, and any other accrued or vested benefits or other benefits as required by law.

     (g) Severance Benefit Agreement. To the extent the Executive's employment is terminated by the Company, and the Executive is otherwise entitled to receive benefits under a Severance Benefit Agreement between the Company and the Executive, the Executive shall receive either the benefits provided under this Agreement or the benefits provided under the Severance Benefit Agreement if applicable, whichever are greater.

     7. Confidential Information.

     (a) The Executive agrees not to disclose, either while in the Company's employ or at any time thereafter, to any person not employed by the Company, or not engaged to render services to the Company, any confidential information obtained by him while in the employ of the Company, including, without limitation, any of the Company's inventions, software, data lists, client lists, trading policies, pricing policies, business plans, or customer or trade secrets; provided, however, that this provision shall not preclude the Executive from use or disclosure of information which is in the public domain or from disclosure required by law or court order. The Executive also agrees that upon leaving the Company's employ he will not take with him, without the prior written consent of the Board of Directors, any document of the Company, which is of a confidential nature relating to the Company or its affiliates, or, without limitation, relating to its or their customers or trade secrets.

     8. Non-Competition.

     (a) The Executive agrees that if his employment with the Company terminates for Cause, or he leaves the Company voluntarily, he will not, without the prior written consent of the Company, for a period of twelve (12) months thereafter, alone or with or for others, in whatever capacity, directly or indirectly, solicit or attempt to solicit clients or customers of the Company with whom he did business during his employment with the Company, or solicit or attempt to solicit employees of the Company to leave the Company's employ.

     (b) The Executive expressly acknowledges and understands that the remedy of law for any breach by him of this Section-8 will be inadequate, and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that upon the Executive's violation of any provision of this Section-8, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in this Section-8 shall be deemed to limit the Company's remedies at law or in equity for any breach by the Executive of any of the provisions of this Section-8 which may be pursued or availed of by the Company.

     (c) If following termination of the Executive's employment any of the restrictions pursuant to this Section-8 shall for any reason be held by to be excessively broad as to duration, geographical scope, activity or subject, such restrictions shall be construed so as to thereafter be limited or reduced to the extent required to be enforceable in accordance with applicable law; it being understood and agreed that by execution of this Agreement the parties hereto regard such restrictions as reasonable and compatible with their respective rights.

     9. Indemnification. The Executive agrees to indemnify and hold harmless the Company and its directors, officers, employees and agents, for all damages, losses, claims and expenses, including reasonable attorneys' fees, arising out of any violation by Executive of the terms of this Agreement, or from any acts of intentional wrongdoing by the Executive. The Company agrees to indemnify and hold harmless the Executive for all damages, losses, claims and expenses, including reasonable attorneys' fees, arising out of any violation by the Company of the terms of this Agreement.

     10. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, oral or written, between the parties with respect to the subject matter of this Agreement. This Agreement may be amended only by an agreement in writing signed by both parties.

     11. Governing Law; Arbitration. This Agreement will be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws.

     All disputes concerning the Executive's employment with the Company, the termination thereof, the breach by either party of the terms of this Agreement or any other matters relating to or arising from Executive's employment with the Company shall be resolved in binding arbitration in a proceeding administered by and under the rules and regulations of the American Arbitration Association, in the AAA office located in New York, New York. The arbitrator shall not have authority to modify or change any of the terms of this Agreement. Both parties and the arbitrator will treat the arbitration process and the activities which occur in the proceedings as confidential.

     12. Binding Effect; Delegation of Duties Prohibited. This Agreement will inure to the benefit of and will be binding upon the parties and their respective successors, heirs and legal representatives. Neither the Company nor the Executive may assign or delegate their respective performance of this Agreement.

     13. Notices. All notices and other communications that are required or may be given under this Agreement must be in writing and will be deemed to have been duly given when delivered in person, when received by telecopy (provided that the sender has retained a copy of the notice showing the date and time of receipt), upon delivery by a nationally recognized overnight courier service, or three days after being mailed by registered or certified first class mail, postage prepaid, return receipt requested, to the party to whom the notice is being given, as follows:


     If to the Company:

     Merrimac  Industries,  Inc.
     41 Fairfield  Place
     West  Caldwell,  New Jersey 07006
     Facsimile:  (201)  575-0531
     Attention:   Chairman  of  the  Compensation Committee

     If to the Executive:

     Eugene W. Niemiec
     66 Skytop Rd.
     Cedar Grove, New Jersey 07009

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                                     MERRIMAC INDUSTRIES, INC.



                                     By:  Reynold K. Green
                                     -----------------------
                                     Name:  Reynold K. Green




                                     EUGENE W. NIEMIEC
                                     ---------------------
                                     By: Eugene W. Niemiec